AMENDMENT NO. 2
TO
ASSET PURCHASE AGREEMENT

This Amendment No. 2 to Asset Purchase Agreement (this “Amendment”), dated as of August 1, 2017, is entered into by and among the parties named on the signature pages hereto (the “Parties”).
RECITALS
WHEREAS, the Parties previously entered into that certain Asset Purchase Agreement dated as of February 27, 2017 (the “Agreement”) providing for the transactions contemplated therein;
WHEREAS, the parties previously entered into Amendment No. 1 to Asset Purchase Agreement on May 11, 2017; and
WHEREAS, the Parties wish to amend the Agreement in the manner hereinafter set forth.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:
Section 1.    Effective immediately, Section 8.1(c) of the Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:
“(c)(i)    by either Parent (on behalf of itself and the Buyer Parties) or the Representative (on behalf of the Sellers and Seller Owners) if the Closing shall not have occurred on or before December 31, 2017 (the “Termination Date”); provided, however, that if the U.S. Department of Justice files a complaint prior to December 31, 2017 seeking to enjoin or prevent the Closing, or otherwise to declare the Transaction impermissible under the Antitrust Laws (“Complaint”), within 10 days of the filing of any such Complaint, Parent, after consultation with counsel regarding the likelihood of a successful outcome of the litigation, may unilaterally cause the Termination Date to be extended by notifying the Representative that Parent elects to extend the Termination Date, and upon such notice the Termination Date shall be extended (“Litigation Extension”) by six months or the earlier of (i) such date as any court of competent jurisdiction in the United States shall have issued a final non-appealable order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Closing, or otherwise declaring the Transaction impermissible under the Antitrust Laws; or (ii) such date as Parent notifies the Representative that it elects to terminate such Litigation Extension; provided further, however that if Parent does not trigger the Litigation Extension, either Party shall have the right to terminate this Agreement within not less than 20 days after the filing of any such Complaint by notice to the other Party, notwithstanding any other provision of this Agreement to the contrary; provided further, however that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any Party if the breach or failure to perform by such Party of its obligations under this Agreement, or the failure to act in good faith, is the principal cause of, or resulted in, the failure of the transactions contemplated herein to be consummated on or before such date;
(c)(ii) In the event the Termination Date is extended by Parent pursuant Section 8.1(c)(i), Parent shall reimburse one-half of all Sellers’ antitrust and/or litigation counsel’s fees and expenses, expert consultant fees and expenses, and any litigation-related vendor fees and expenses reasonably related to the defense of the Agreement in respect of the Complaint from the date of the Litigation Extension to the Termination Date. Parent shall effect such reimbursement as promptly as possible following receipt of reasonable supporting documentation with respect to such fees and expenses.”
Section 2.    As amended hereby, the Agreement is hereby ratified, confirmed and approved in all respects.

Section 3.    This Amendment may be executed and delivered by facsimile or other electronic means and in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the Parties has signed this Amendment, or has caused this Amendment to be signed by its duly authorized officer, as of the date first above written.
PARENT:
REALPAGE, INC.

By: /s/ Stephen T. Winn
Name:    Stephen T. Winn
Title:    Chief Executive Officer

BUYER:
RP NEWCO XX LLC
By: RealPage, Inc., its sole member
By: /s/ Stephen T. Winn
Name:    Stephen T. Winn
Title:    Chief Executive Officer

SELLERS:
THE RAINMAKER GROUP HOLDINGS, INC.

By: /s/ Bruce A. Barfield
Name:     Bruce A. Barfield
Title:    President

THE RAINMAKER GROUP VENTURES, LLC

By: /s/ Bruce A. Barfield
Name:     Bruce A. Barfield
Title:    Chief Executive Officer

THE RAINMAKER GROUP REAL ESTATE, LLC

By: The Rainmaker Group Holdings, Inc., it Manager

By: /s/ Bruce A. Barfield
Name: Bruce A. Barfield
Title: President

THE RAINMAKER GROUP - RENT JUNGLE LLC

By: The Rainmaker Group Holdings, Inc., it Manager

By: /s/ Bruce A. Barfield

Name: Bruce A. Barfield
Title: President

THE RAINMAKER GROUP DATA, LLC

By: The Rainmaker Group Holdings, Inc., it Manager

By: /s/ Bruce A. Barfield
Name: Bruce A. Barfield
Title: President

SELLER OWNERS:
/s/ Bruce A. Barfield
Bruce A. Barfield

/s/ Tamara Farley
Tamara Farley

THE BRUCE ALAN BARFIELD TRUST, dated as of December 27, 2011

By: /s/ Douglas P. Krevolin
Name: Douglas P. Krevolin
Title: Trustee

THE TAMARA TANNER FARLEY TRUST, dated as of December 27, 2011

By: /s/ Douglas P. Krevolin
Name: Douglas P. Krevolin
Title: Trustee

/s/ John C. Alexander

John C. Alexander

REPRESENTATIVE:

/s/ Bruce A. Barfield
Bruce A. Barfield, in his capacity as Representative

HOSPITALITY SUBSIDIARIES:
THE RAINMAKER GROUP LAS VEGAS, LLC

By: The Rainmaker Group Holdings, Inc., it Manager

By: /s/ Bruce A. Barfield
Name: Bruce A. Barfield
Title: President

THE RAINMAKER GROUP REVCASTER, LLC

By: The Rainmaker Group Holdings, Inc., it Manager

By: /s/ Bruce A. Barfield
Name: Bruce A. Barfield
Title: President

RAINMAKER GROUP ASIA PACIFIC, PTE. LTD.

By: /s/ Bruce A. Barfield

Name: Bruce A. Barfield
Title: Director

By: /s/ Tamara T. Farley
Name: Tamara T. Farley
Title: Director